THIS NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.


                                    DEBENTURE

                                JAGNOTES.COM INC.

                          2000 8% Convertible Debenture

                               Due June 12 , 2003

No.0001                                                              $ 2,500,000

      This Debenture is issued by JagNotes.com Inc., ( the "Company") to CALP II Limited Partnership, a Bahamas Corporation (together with its successors and assigns, the "Holder") pursuant to exemptions from registration under the U.S. Securities Act of 1933, as amended.

                                    ARTICLE I

      1.01 Principal and Interest. For value received, on June 12, 2003 (the "Maturity Date"), the Company hereby promises to pay to the order of the Holder, at the offices of Thomson Kernaghan & Co. Limited, 365 Bay Street, Tenth Floor, Toronto, Ontario M5H2V2, Canada, in lawful money of the United States of America and in immediately available fund the principal sum of $ 2,500,000 together with interest on the unpaid principal of this Debenture at the rate of 8% per year (computed on the basis of a 365 day year and the actual days elapsed) from the date of this Debenture until paid.

      1.02. Conversion. The Holder is entitled, at its option, to convert at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, $0.00001 par value ("Common Stock"), at the price per share (the "Conversion Price") equal to the lesser of $1.31 and (ii) 75% of the average of the five (5) lowest closing bid prices of the Common Stock on the Principal market quoted by Bloomberg L.P. (the "Closing Bid Price") during the 20 trading days immediately preceding the Conversion Date (the "Conversion Price"). As used herein, "Principal Market" shall mean the Nasdaq Bulletin Board System, Nasdaq Small Cap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address set forth above. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice, provided that the Company delivers the Conversion Shares within three (3) business days after receipt of a Conversion Notice, otherwise, the holder shall have the right to revoke the Conversion Notice, or to specify the date on which it actually receives the Conversion Shares as the Conversion Date.

      1.02 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholder within 30 days of that time for the sole purpose of increasing in the number of authorized shares of Common Stock.

      1.03 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement between the Company and the Holder of even date herewith.

      1.04 Interest Payments. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in
Article III Section 3.01 hereunder, the Holder, may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

      1.05 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than 10 days' written notice of its election to do so, specifying the name, address, telephone number and facsamile number of the Paying Agent or Registrar. The Company may act in any such capacity.

      1.06 Subordinated Nature of Debenture. This Debenture and all payments hereon, including principal or interest, shall be subordinate and junior in right of payment to all accounts payable of the Company incurred in the ordinary course of business and or bank debt of the Company not to exceed $500,000.

                                   ARTICLE II

      2.01 Amendments and Waiver of Default. The Debenture may be amended with the consent of the Holder. Without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                   ARTICLE III

      3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within two (2) days of the Maturity Date; (b) failure by the Company to advise its transfer agent to issue Common Stock to the Holder within two (2) business days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for thirty (30) days after notice to it to comply with any of its other agreements in the Debenture; (d) events of bankruptcy or insolvency; (e) a breach by the Company of its obligations under the Registration Rights Agreement, dated June 12 , 2000, by and between the Company and the Holder. (the "Registration Rights Agreement"). The Holder may not enforce the Debenture except as provided herein.

      3.02 Failure to Issue Unrestricted Common Stock. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Investor(s) accelerated full repayment of all debentures outstanding. The Company acknowledges that failure to honor a Notice of Conversion shall cause hardship to the Investor(s).

      3.03 Security. As collateral for these Debentures the Company shall deposit two million (2,000,000) shares of common stock in a segregated account with Thompson Kernaghan & Company, Ltd. In an Event of Default, the Holder shall be entitled to foreclose on said shares. Upon conversion of the Debentures said shares will be returned to the Company pro-rata in accordance with the conversion amount .

                                   ARTICLE IV

      4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the date of closing, into shares of Common Stock at a price equal to the Conversion Price.

      4.02 Mandatory Conversion. Provided that a Registration Statement is then in effect for the Conversion Shares and the Company is not then in default under this Debenture or the Securities Purchase Agreement, and subject to the limitations contained in paragraph 4.04 of this Debenture, the Company shall have the right to require the Holder to convert unpaid principal of and accrued interest on this Debenture, by giving the Holder not less than 5 days' prior written notice of the amount to be converted, up to the maximum amount in any consecutive 15 day period based upon the Average Closing Bid Price and and the Average Daily Trading Volume during the 20 trading days preceding the date of such notice, as set forth in the table below, less the amounts thereof voluntarily converted during such 30 day period:

                     20-Day Avg. Daily   20-Day Avg. Daily   20-Day Avg. Daily   20-Day Avg. Daily   20-Day Avg. Daily
                      Trading Volume      Trading Volume       Trading Volume     Trading Volume      Trading Volume
                    ---------------------------------------------------------------------------------------------------
   Avg. Closing
     Bid Price         30,000-49,999       50,000-99,999      100,000-149,999     150,000-199,999     200,000-Above
                    ---------------------------------------------------------------------------------------------------
    $1.00-$1.49           $30,000             $75,000             $150,000           $225,000            $300,000
    $1.50-1.99            $45,000            $112,500             $225,000           $337,500            $450,000
    $2.00-$2.49           $60,000            $150,000             $300,000           $450,000            $600,000
    $2.50-$2.99           $75,000            $187,500             $375,000           $562,500            $750,000
    $3.00-Above           $90,000            $225,000             $450,000           $675,000            $900,000


      4.03 Reissuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

      4.04 Limitation on Right and Power to Exercise. Any provision in this Debenture or any other document to the contrary not withstanding, the Holder shall not have the right or power to convert this Debenture into Common Stock, either in whole or in part, and any attempt to do so shall be void, if, after having given effect to such conversion, the Holder shall be or shall be deemed to be the beneficial owner of 10% or more of the then outstanding Common Stock within the meaning or for the purposes of Section 13(d) or 13(g) of the U.S. Securities Exchange Act of 1934, as amended, or as the term "beneficial owner" is defined in Rule 13d-3 of the U.S. Securities and Exchange Commission or otherwise.

      4.05 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on June 12 , 2003 shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of common stock and amount of interest shall be issued to the Holder.

                                    ARTICLE V

      5.01 Antidilution. In case the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

   So long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the holder, issue or sell (i) any Common Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than than such Common Stock's fair market value determined immediately prior to its issuance.

                                   ARTICLE VI

      6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

            If to the Company:      JAGNOTES.COM INC.
                                    1415Wyckoff Road 2nd Floor
                                    Farmingdale, NJ 07727.
                                    Attention: President

            If to Holder:           CALP II LIMITED PARTNERSHIP
                                    C/o Thompson Kernaghan and Company, Ltd.
                                    365 Bay Street 10th Floor
                                    Toronto, Ontario M5H2V2

      6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S.

District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of June 12, 2000.

ATTEST:                                   JAGNOTES.COM  INC.

/s/ (illegible)                           By:  /s/ Stephen Schoepfer
--------------------------------             ----------------------------------
                                          Name:    Stephen Schoepfer
                                          Title:   Chief Operating Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to Convert the Note)


TO: JAGNOTES.COM


   The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Note into Shares of Common Stock of JagNotes.com Inc., according to the conditions stated therein, as of the Conversion Date written below.



      Conversion Date
                      -----------------------------------------------------

      Applicable Conversion Price
                                  -----------------------------------------

      Signature
                -----------------------------------------------------------

      Name
            ---------------------------------------------------------------

      Address:
               ------------------------------------------------------------


              -------------------------------------------------------------


              -------------------------------------------------------------




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